Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


Capitol Federal Savings and Loan Association
Topeka, Kansas


We consent to the use in this Registration Statement on Form S-1 for Capitol Federal Financial and in Forms MHC-1 and MHC-2 for Capitol Federal Savings and Loan Association, of our report of Capitol Federal Savings and Loan Association dated November 17, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
-------------------------

Deloitte & Touche LLP
Kansas City, Missouri

December 2, 1998